UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_______________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       September 10, 2015

Network-1 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15288	11-3027591

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

445 Park Avenue, Suite 912, New York, New York 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 829-5770

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Network-1 Technologies, Inc. (the “Company”) held on September 10, 2015, the stockholders of the Company entitled to vote at the meeting voted to (i) elect the five individuals named below to serve as directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified, and (ii) approve, by non-binding advisory vote, the Company’s named executive compensation (known as “Say on Pay”).

1)	The votes cast by stockholders with respect to the election of directors were as follows:

	For	Withheld Authority	Broker Non-Votes
Corey M. Horowitz	13,275,633	1,425,454	5,286,579
David C. Kahn	13,279,833	1,421,254	5,286,579
Emanuel Pearlman	9,584,099	5,116,988	5,286,579
Niv Harizman	13,280,087	1,421,000	5,286,579
Allison Hoffman	10,414,342	4,286,745	5,286,579

2)
The votes cast by stockholders with respect to the proposal to approve, by non-binding vote, the Company’s named executive compensation as reported in the proxy statement for the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
12,718,686	1,375,485	606,916	5,286,579

3)
The votes cast by stockholders with respect to the proposal to ratify the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 were as follows:

For	Against	Abstain	Broker Non-Votes
18,300,742	2,208	1,684,716	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK-1 TECHNOLOGIES, INC.

Dated: September 11, 2015	By:	/s/ Corey M. Horowitz
Name: Corey M. Horowitz
Title: Chairman and Chief Executive Officer

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